Exhibit (d)(1)


                               PORTICO FUNDS, INC.

                          INVESTMENT ADVISORY AGREEMENT

         This Agreement, made as of this _____ day of ____________ 2001, by and between Portico Funds, Inc., a Minnesota corporation ("Portico Funds"), on behalf of each separately managed series of shares of common stock of Portico Funds that adopts this Agreement from time to time (each, a "Fund," and together, the "Funds") (the Funds, together with the date each Fund adopts this Agreement, shall be set forth in Exhibit A hereto, which shall be updated from time to time to reflect additions, deletions or other changes thereto), and U.S. Bancorp Piper Jaffray Asset Management, Inc. (the "Advisor").

         1. Portico Funds, on behalf of the Funds, hereby retains the Advisor, and the Advisor hereby agrees to act, as investment advisor for, and to manage the investment of the assets of, the Funds as set forth herein and as further requested by the Board of Directors of Portico Funds. In acting hereunder the Advisor shall be an independent contractor and, unless otherwise expressly provided or authorized hereunder or by the Board of Directors of Portico Funds, shall have no authority to act for or represent Portico Funds or any Fund in any way or otherwise be an agent of Portico Funds or any Fund.

         2. The Advisor, at its own expense, shall provide Portico Funds with all necessary office space, personnel and facilities necessary and incident to the performance of the Advisor's services hereunder. The Advisor shall pay or be responsible for the payment of all compensation to personnel of Portico Funds and the officers and directors of Portico Funds who are affiliated with the Advisor or any entity which controls, is controlled by or is under common control with the Advisor.

         3. The Advisor shall be responsible only for those expenses expressly stated in paragraph 2 to be the responsibility of the Advisor and shall not be responsible for any other expenses of Portico Funds or any Fund including, as illustrative and without limitation, fees and charges of any custodian (including charges as custodian and for keeping books and records and similar services to Portico Funds and the Funds); fees and expenses of directors, other than directors described in paragraph 2; fees and expenses of independent auditors, legal counsel, transfer agents, dividend disbursing agents, and registrars; costs of and incident to issuance, redemption and transfer of its shares, and distributions to shareholders (including dividend payments and reinvestment of dividends); brokers' commissions; interest charges; taxes and corporate fees payable to any government or governmental body or agency (including those incurred on account of the registration or qualification of securities issued by Portico Funds); dues and other expenses incident to Portico Funds' membership in the Investment Company Institute and other like associations; costs of stock certificates, shareholder meetings, corporate reports, and reports and notices to shareholders; and costs of printing, stationery and bookkeeping forms. The Advisor shall be reimbursed by Portico Funds or the applicable Funds on or before the fifteenth day of each calendar month for all expenses paid or incurred during the preceding calendar month by the Advisor for or on behalf of, or at the request or direction of, Portico Funds or the applicable Funds which are not the responsibility of the Advisor hereunder.


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         4. The Advisor may utilize Portico Funds' distributor or an affiliate of the Advisor as a broker, including as a principal broker, provided that the brokerage transactions and procedures are in accordance with Rule 17e-1 under the Investment Company Act of 1940, as amended (the "Act"), and the then effective Registration Statement of Portico Funds under the Securities Act of 1933, as amended. All allocation of portfolio transactions shall be subject to such policies and supervision as Portico Funds' Board of Directors or any committee thereof deem appropriate and any brokerage policy set forth in the then current Registration Statement of Portico Funds.

         5. The Advisor shall see that there are rendered to the Board of Directors of Portico Funds such periodic and special reports as the Board of Directors may reasonably request, including any reports in respect to placement of security transactions for the Funds.

         6. If, in any fiscal year of a Fund, the sum of such Fund's expenses (including deferred organizational expenses and investment advisory fees, but excluding taxes, interest, brokerage fees, payments made to the distributor which are deemed to be made pursuant to Rule 12b-1 under the Act and, where permitted, extraordinary expenses) exceeds the expense limitations applicable to such Fund imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Advisor shall reimburse such Fund in the amount of such excess; provided, however, that such payment or refund shall be made only out of the advisory fees paid by the Fund to the Advisor during the fiscal year the payment or refund becomes due and shall not exceed such advisory fees unless payment of such excess is required by any applicable state securities administrator and the Advisor agrees to be bound by any such requirement.

         7. For the services provided and the expenses assumed by the Advisor pursuant to this Agreement, each Fund will pay to the Advisor as full compensation therefor a fee based on the fee schedule set forth in Exhibit A hereto. This fee will be computed based on net assets at the beginning of each day and will be paid to the Advisor monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement. Anything to the contrary notwithstanding, the Advisor may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

         8. Services of the Advisor herein provided are not to be deemed exclusive, and the Advisor shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.

         The Advisor agrees to indemnify Portico Funds and each Fund with respect to any loss, liability, judgment, cost or penalty which Portico Funds or any Fund may directly or indirectly suffer or incur in any way arising out of or in connection with any material breach of this Agreement by the Advisor.

         The Advisor shall be liable to Portico Funds and its shareholders or former shareholders for any negligence or willful misconduct on the part of the Advisor or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by


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it hereunder, provided, however, that the Advisor shall not be liable for any investments made by the Advisor in accordance with the explicit or implicit direction of the Board of Directors of Portico Funds or the investment objectives and policies of Portico Funds as set forth in the then current Registration Statement of Portico Funds, and provided further that any liability of the Advisor resulting from a breach of fiduciary duty with respect to the receipt of compensation for services shall be limited to the period and amount set forth in Section 36(b)(3) of the Act.

         9. It is understood that the officers, directors, agents and shareholders of Portico Funds are or may be interested in the Advisor or the distributor of Portico Funds as officers, directors, agents or shareholders and that the officers, directors, shareholders and agents of the Advisor may be interested in Portico Funds otherwise than as shareholders.

         10. The effective date of this Agreement with respect to each Fund shall be the date set forth on Exhibit A hereto, which date shall not precede the date that this Agreement is approved by the vote of the holders of at least a majority of the outstanding shares of such Fund and the vote of the Board of Directors of Portico Funds, including the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Advisor or of Portico Funds, cast in person at a meeting called for the purpose of voting on such approval.

         Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to each Fund for a period of more than two years from the date of its execution but only as long as such continuance is specifically approved at least annually by (a) the Board of Directors of Portico Funds or by the vote of a majority of the outstanding shares of the applicable Fund and (b) the vote of a majority of the directors, who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Advisor or of Portico Funds, cast in person at a meeting called for the purpose of voting on such approval.

         11. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board of Directors of Portico Funds or by the vote of a majority of the outstanding shares of such Fund, or by the Advisor, upon 60 days' written notice to the other party.

         This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act), provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter.

         12. This Agreement may be modified by mutual consent, such consent as to any Fund only to be authorized by a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Advisor or of Portico Funds and the vote of a majority of the outstanding shares of such Fund.

         13. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of a Fund shall mean the lessor of (a) the vote of 67% or more


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of the shares of such Fund represented at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) the vote of more than 50% of the outstanding shares of such Fund.

         14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         15. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         16. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         17. This Agreement, including its exhibits, constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

         IN WITNESS WHEREOF, Portico Funds and the Advisor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        PORTICO FUNDS, INC.


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        U.S. BANCORP PIPER JAFFRAY
                                        ASSET MANAGEMENT, INC.


                                        By
                                          --------------------------------------
                                          Its
                                             -----------------------------------


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                               PORTICO FUNDS, INC.

                                    EXHIBIT A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


EFFECTIVE DATES:

FUND                                                 EFFECTIVE DATE
----                                                 --------------

Large Cap Growth                                        [       ]




ADVISORY FEES:

FUND                                      ANNUAL ADVISORY FEE AS A PERCENTAGE OF
----                                             AVERAGE DAILY NET ASSETS
                                                 ------------------------

Large Cap Growth                                        [       ]%


                                       A-1